REORGANIZATION AGREEMENT

      This  Reorganization  Agreement  ("Agreement")  is made and entered into
                                         ---------
this 30h day of July 2000, between and among Yifan Communications, Inc., a Delaware corporation formerly known as Smart Games Interactive, Inc. (the "Company"), Yifan.com, Inc., a New York corporation, ("Yifan") and the
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persons identified in Schedule "A-1" attached hereto (the "Shareholders").
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      WHEREAS,  the  Shareholders  collectively  own, and have the  unrestricted right to sell, transfer and convey, one hundred percent (100%) of the issued and outstanding common stock of Yifan to the Company in accordance with the terms of this Agreement; and

      WHEREAS, each Shareholder identified in Schedule A-1 has executed a "Reorganization Agreement Signature Page" in the form attached hereto as Exhibit "A-1" and an "Investment Representation Letter" in the forms attached hereto as Exhibit "A-2;" and

      WHEREAS, the Company wishes to acquire one hundred percent (100%) of the issued and outstanding common stock of Yifan, solely in exchange for shares of the Company's common stock; and

      WHEREAS, the Company's shareholders have approved and the Company has properly filed certain amendments to its' Certificate of Incorporation that will, on the effective date thereof, enable the Company to complete the stock issuances contemplated by this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants, obligations and benefits hereinafter set forth, the parties hereto agree as follows:

      1.    Affirmative Covenants.

      (a) SEC Reporting Obligations. For so long as any of the Company's securities are registered under the Securities Exchange Act of 1934, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Exchange Act"), the Company (i) will file all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission ("SEC"), including, without limitation (1) all Annual Reports on Form 10-KSB, (2) all Quarterly Reports on Form 10-QSB, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements and (B) any state, local or other governmental authority pursuant to applicable laws regulating the offer and sale of securities (the "Blue Sky Laws") and (C) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities (collectively the "Company Reports"). The Company Reports shall be prepared in all material respects in accordance with the requirements of applicable Law (including, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Company Reports) and shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      (b) Reports to Stockholders. For so long as the Company's common stock is registered under the Exchange Act, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 180 days after the end of each of the Company's fiscal years, will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report meeting the requirements of the Rule. Further, the Company agrees to make available to the Company's shareholders in printable form within 60 days after the end of each fiscal quarter of the Company (other than the last fiscal quarter in any fiscal year) reasonably itemized financial statements of the Company and its' subsidiaries, if any, for the fiscal quarter just ended and a narrative discussion of such financial statements and the business conducted by the Company and its' subsidiaries, if any, during such quarter.

      2. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to Yifan and the Shareholders:

     a. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or other power and authority to own, lease and operate its' properties and to carry on its' business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its' properties makes such qualification necessary. The Company has no directly or indirectly owned subsidiaries.

      b. Articles of Incorporation and By-Laws. The Company has heretofore furnished to the Yifan and the Shareholders complete and correct copies of its' Articles of Incorporation and By-Laws, including all amendments thereto or restatements thereof. The Company is not in violation of any of the provisions of its' Articles of Incorporation, By-Laws, or any amendments thereto.

      c. Capitalization. The Company currently has the corporate authority to issue a total of 50,000,000 shares of $0.0002 par value common stock ("Old
Common") and 5,000,000 shares of $0.0002 par value Preferred Stock ("Old Preferred"), of which 32,500,000 shares of Old Common are presently issued and outstanding. The record owners of such shares are identified in Exhibit "B" to this Agreement.

      On July 27, 2000, the Company filed in the office of the Secretary of State of Delaware an amendment to its' Certificate of Incorporation (the "Amendment") that will, effective at 12:01 a.m. on September 30, 2000, (a) implement a 1 for 40 reverse split of the Company's Old Common and (b) increase the authorized capitalization of the Company to 100,000,000 shares of $0.008 par value common stock ("New Common") and 10,000,000 shares of $0.008 par value preferred stock ("New Preferred"). A true and correct copy of the Amendment is attached hereto as Exhibit "C" and incorporated herein by this reference.

      Immediately prior to the closing of this Agreement, the Company will have not more than 32,500,000 shares of Old Common issued and outstanding and on the effective date of the Amendment the beneficial owners of such shares will become the beneficial owners of not more than 812,500 shares of New Common.

      During the period between the execution of this Agreement and the effectiveness of the Amendment, the Company will not take or permit to be taken any action that would withdraw, negate, modify or otherwise change the terms of the Amendment, delay the effectiveness thereof or otherwise adversely effect the rights of Yifan and the Shareholders as embodied in this Agreement.
Notwithstanding the generality of the foregoing, the Company may, if circumstances warrant, take such action as may be necessary to accelerate the effectiveness of the Amendment.

      In addition to the Old Common, the Company has previously issued selling agent's warrants to purchase an aggregate of 693,333 shares of Old Common at an exercise price of $0.20625 per share. A true and correct copy of the form of Warrant Agreement is attached hereto as Exhibit "D" and the beneficial owners of such warrants, as reflected on the records of the Company, are identified in Schedule "D-1" to this Agreement. The holders of the warrants have the piggy-back and demand registration rights specified in the Warrant Agreement and such warrants include customary provisions for the adjustment of the warrant terms to reflect subsequent stock issuances at a price that is less than the exercise price of the warrants. After accounting for all of the adjustments required by the terms of the Warrant Agreements, including the adjustments necessitated by the terms of this Agreement and the Amendment, such outstanding warrants will represent the right to purchase an 136,191 shares of New Common at an exercise price of $1.05 per share. The Company's "Calculation of Warrant Exercise Price Adjustments" is set forth in Schedule "D-2" to this Agreement and incorporated herein by this reference. Except for the selling agents warrants, the Company has no other options, warrants or stock purchase rights issued and outstanding.

     d. Public Offering. The initial public offering of the Company was a bona fide offering to the "public" as such term is used and defined in connection with offerings of securities subject to the Securities Act of 1933, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Securities Act") in material compliance with the Securities Act and the rules and regulations promulgated thereunder. The Old Common of the Company that was issued and outstanding prior to the Closing Date of this Agreement has been (a) issued pursuant to a valid claim of exemption under
Section 4(2) of the Securities Act, (b) issued pursuant to an effective registration statement under the Securities Act, or (c) issued in violation of the registration requirements of the Securities Act, but at a date sufficiently remote from the Closing Date that that purchasers of such shares are precluded from initiating or maintaining an action in law or in equity based on the sale and issuance of such shares.

      e. Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of the Company (including, without limitation, any approval by the shareholders of the Company of this Agreement or the transactions contemplated herein) is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Yifan and the Shareholders, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its' terms.

      f. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, as amended or restated, of the Company, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to the Company or by which any of its' properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or Encumbrance on, any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its' properties is bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of the Company, taken as a whole, or on the transactions herein contemplated ("Company Material Adverse Effect").

      The execution and delivery of this Agreement by the Company and the performance of this Agreement by the Company does not require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except for applicable requirements, if any, of (i) the Securities Act, the Exchange Act, the Blue Sky Laws, the National Association of Securities Dealers, and the filing and recordation of such appropriate documents as required by General Corporation Law of Delaware and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent the Company from performing its' obligations under this Agreement or have a Company Material Adverse Effect.

      While the Company is not required to obtain any regulatory consents prior to the closing of this Agreement, it is expressly acknowledged by the parties that the Company will be required to make the following filings with the SEC in connection with the execution of this Agreement, the effectiveness of the Amendment and the performance of the Company's obligations hereunder.

     o Within 5 days after the execution of this Agreement, the Company will be required to file with the SEC and promptly distribute to its' stockholders an "Information Statement Pursuant to Section 14(f) of the Exchange Act " which discloses that effective on the 10th day after the mailing thereof, four individuals selected by Yifan will be appointed to the Board of Directors;

     o Within 15 days after the execution of the Agreement, the Company will be required to file with the SEC a Current Report on Form 8-K that provides detailed information on the business combination effected by this Agreement, including audited and unaudited historical financial information on Yifan and unaudited pro forma financial information;

     o Within 20 days after the execution of the Agreement, the Company will be required to file with the SEC an "Information Statement Pursuant to
          Section 14(c) of the Exchange Act" that provides the detailed disclosure on the Amendment;

     o After the Company has responded to any comments from the SEC's staff and is legally authorized to mail to its' stockholders the "Information Statement Pursuant to Section 14(c) of the Exchange Act," the Company intends to take such additional action as may be necessary to change the effective date of the Amendment to the date which is 20 days after the mailing date of the Information Statement;

      g. Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its' properties and to carry on its' business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened, regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of (a) any Law applicable to the Company or by which any of its' properties is bound or subject or (b) any of the Company Permits, except for any such conflicts, defaults or violations which would not have a Company Material Adverse Effect. The Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

      h. Reports; Financial Statements. The Company has filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation (1) all Annual Reports on Form 10-KSB, (2) all Quarterly Reports on Form 10-QSB, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "Company SEC Reports") and (B) any applicable Blue Sky Laws and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company SEC Reports, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports) and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports filed prior to or on the date of this Agreement (i) have been prepared in accordance with, and complied as to form with, the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of its' operations and cash flows for the periods indicated.

      The Company's auditors have issued no management letters in connection with the Company's financial statements.

     Attached hereto as Exhibit "E", the text of which is hereby incorporated herein by reference, are the audited financial statements of the Company as of December 31, 1999, containing the balance sheet of the Company and the related statements of operations, cash flows and shareholders' equity for the period then ended, together with unaudited interim financial statements for the period ended June 30, 2000 (the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by the Company throughout the period indicated, and fairly present the consolidated financial position of the Company as of the date thereof. Schedule "E-1" attached hereto describes every sale of the Company's stock that has occurred subsequent to the date of the unaudited interim financial statements. Except as described in the notes to the Company's Financial Statements and Schedule E-1, the Company has not:

     (1) issued any shares of its' capital stock, or any options or rights to acquire such securities, to any person;

     (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its' issued and outstanding shares of capital stock;

     (3) paid or agreed to pay any consideration in redemption of any of its' issued and outstanding capital stock; or

     (4) entered into any other transaction or agreement which would, or might, materially impair its' shareholders' equity as reflected in such financial statements.

      i. Satisfaction of All Liabilities. Subsequent to the date of the interim financial statements set forth in Exhibit E, the Company has compromised, paid or otherwise settled all of its' liabilities to third party creditors. Exhibit "F" attached hereto contains a complete list of all former creditors of the Company and the terms of all compromise, payment or settlement agreements entered into by the Company with respect thereto. All amounts payable with respect to such compromise, payment and settlement agreements have been paid in full as of the date of this Agreement and the Company has no further obligation, duty or liability with respect thereto.

      j.    No Undisclosed  Liabilities.  There are no liabilities of any kind
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whatsoever, whether accrued, contingent,  absolute,  determined,  determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

      k. Indemnification Against Unpaid and Undisclosed Liabilities. As an inducement to Yifan and the Shareholders to enter into the transactions contemplated hereby, Capston Network Company, a principal stockholder of the Company, has agreed to indemnify the Company, Yifan and the Shareholders against any loss or damage incurred as a result of unpaid or undisclosed liabilities to third-party creditors arising from the operations of the Company prior to the date of this Agreement. A true and complete copy of the Indemnification Agreement executed by Capston is attached hereto as Exhibit "G" and incorporated herein by this reference.

      l.    Absence of  Certain  Changes or  Events.  Except as  disclosed  in
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Company SEC Reports  filed  prior to or on the date of this  Agreement,  there has not been any significant change by the Company in its' accounting methods, principles or practices.

      m. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against the Company or any properties or rights of the Company and the Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders.

      n. Taxes. The Company has filed all federal, state and local tax returns required by law, or has filed proper extensions, and has paid all Taxes, assessments and penalties due and payable. The provisions for Taxes, if any, reflected in the most recent balance sheet included in the Company Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to Taxes of any nature payable by the Company.

      o. Brokers. Except as specifically disclosed to Yifan and the Shareholders, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of the Company. Notwithstanding the generality of the foregoing, Capston has advised the Company that it intends to transfer 89,961 shares of New Common to 5 individuals as compensation for financial consulting services rendered in connection with the transaction contemplated hereby. Capston has also advised the Company that it intends to distribute an aggregate of 204,424 shares of New Common to 11 individuals who have rendered substantial service to Capston in connection with its' activities pursuant to a Project Management Agreement with the Company. Exhibit "H" sets forth a true and complete list of persons who are entitled to receive consulting fees or other compensation from Capston in connection with the execution and performance of this Agreement, showing for each such person the person's name, address, social security number and the number of shares of New Common issuable as compensation.

      p.    Company Corporate Action.  The holders of a majority of the issued
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and  outstanding  stock of the Company  have  approved the  Amendment  and the transaction contemplated hereby in accordance with the applicable provisions of the General Corporation Law of Delaware.

      q. Environmental Laws and Regulations. The Company is in material compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; the Company has not received notice of, or, to the knowledge of the Company, is the subject of any Environmental Claim; and to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

      There are no Environmental Claims that are pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

      To the knowledge of the Company, there are no circumstances that could form the basis for an Environmental Claim against the Company, or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

      r. Contract Rights. Except for this Agreement and the agreements contemplated herein, the Company is not a party to or bound by any contract or agreement, whether written or oral, including, without limitation, any contract or agreement for employment, consulting or similar services, for capital expenditures or the acquisition or construction of fixed assets, which constitutes any note, bond, indenture or other evidence of indebtedness or guaranty or security for indebtedness of others, for the sale of any asset, or the grant of any right or option to purchase such asset, which constitutes a lease, which purports to limit the freedom of the Company to compete in any line of business or in any geographic area or to borrow money or incur indebtedness.

      s. Employee Benefit Plans. Except for its' recently adopted Incentive Stock Plan, the Company does not have, and has not had any employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the ERISA), or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding). No incentive grants of any type or nature are outstanding under the Company's Incentive Stock Plan and no person has any right to require the Company to issue any such incentive grant in the future.

      The Company is not party to any collective bargaining agreement.

      The Company has no obligation for retiree health, medical or life insurance benefits under any plan or arrangement. The Company has no employees other than Sally A. Fonner.

     t. Transfer Agent. The Company has appointed American Stock Transfer & Trust Company, New York, New York as the Company's transfer agent. The Company will continue to retain a transfer agent reasonably satisfactory to Yifan and the Shareholders for so long as the Company is subject to the reporting requirements under Section 12(g) or Section 15(d) of the Exchange Act. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's common stock certificates as may be needed for the quick and efficient transfer of the Shares.

     u.     Survival   of   Representations   and   Warranties.   All  of  the
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representations  and  warranties  set  forth  above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three (3) years from the Closing Date.

      3. REPRESENTATIONS AND WARRANTIES OF YIFAN AND THE SHAREHOLDERS. Yifan and the Shareholders jointly and severally represent and warrant to the
Company:

      a. Organization and Qualification; Subsidiaries. Yifan is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate or other power and authority to own, lease and operate its' properties and to carry on its' business as it is now being conducted, and is duly qualified and in good standing to do business in the State of New York and each other jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its' properties makes such qualification necessary. Yifan has no directly or indirectly owned subsidiaries.

      b. Articles of Incorporation and By-Laws. Yifan has heretofore furnished to the Company complete and correct copies of its' Articles of Incorporation and By-Laws, including all amendments thereto or restatements thereof. Yifan is not in violation of any of the provisions of its' Articles of Incorporation, By-Laws, or any of the amendments thereto.

     All original documents relating to Yifan's affairs have been made available to all parties to the transactions contemplated hereby. Included within the documents made available have been at least the Articles of Incorporation and any Amendments, By-laws and any amendments thereto, Minutes of all of the meetings of the Incorporators, Directors and Shareholders, all financial statements and copies of all contracts, leases, patents, copyrights, licenses, trademarks or agreements to which Yifan is a party or in which Yifan has an interest.

      c. Capitalization. The authorized capital stock of Yifan consists of 5,000,000 shares of common stock, $0.01 par value ("Yifan Common"). As of the date hereof, all 5,000,000 shares of authorized Yifan Common are issued, outstanding and held of record by the Shareholders identified in Schedule A-1 attached hereto. All 5,000,000 shares of issued and outstanding Yifan Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Yifan's Articles of Incorporation or By-Laws or any agreement to which Yifan is a party or bound. There are no bonds, debentures, notes or other issued and outstanding securities of any kind that have the right to vote on any matters submitted for a vote of the Shareholders.

     Yifan has received and accepted fully paid subscriptions for an additional 331,000 shares of Yifan Common that will be issuable upon the filing of an amendment to Yifan's Articles of Incorporation that was previously consented to in writing by the holders of a majority of the issued and outstanding Yifan Common. The persons who have subscribed to purchase the additional shares of Yifan Common are also identified in Schedule A-1 and are referred to from time to time herein as "Shareholders," notwithstanding the fact that Yifan lacks the corporate capacity to issue such additional shares at the date of this Agreement.

     All holders of Yifan Common and all persons who have subscribed to purchase shares of Yifan Common are identified in Schedule A-1 to this Agreement and there are no other options, warrants, calls, rights, agreements, arrangements or commitments presently outstanding that obligate Yifan to issue, deliver or sell shares of its' capital stock or debt securities, or that obligate Yifan to grant, extend or enter into any such option, warrant, call, right, agreement, arrangement or commitment. Schedule A-1 sets forth a true and complete list of all holders of Yifan Common and all persons who have subscribed to purchase additional shares of Yifan Common, showing for each such person the Shareholder's name, address, social security number and the number of shares of Yifan Common owned or subscribed for as of the date hereof.

      d. Authority. Yifan has all requisite corporate power and authority to execute and deliver this Agreement, to perform its' obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Yifan is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Yifan and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of Yifan enforceable in accordance with its' terms.

      e. No Conflict; Required Filings and Consent. The execution and delivery of this Agreement by Yifan does not, and the performance of this Agreement by Yifan will not (i) conflict with or violate the Articles of Incorporation or By-Laws of Yifan, (ii) conflict with or violate any federal, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to Yifan or by which its' properties are bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or assets of Yifan pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Yifan is a party or by which Yifan or its' properties are bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of Yifan, taken as a whole ("Yifan Material Adverse Effect").

      The execution and delivery of this Agreement by Yifan does not, and the performance of this Agreement by Yifan will not, require Yifan to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority ("Governmental Entities") based on laws, rules, regulations and other requirements of Governmental Entities in effect as of the date of this Agreement, except for applicable requirements, if any, of (i) federal or state securities laws and the filing and recordation of certain corporate documents as required by applicable State law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Yifan from performing its' obligations under this Agreement or have a Yifan Material Adverse Effect.

      f. Permits; Compliance. Yifan is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its' properties and to carry on its' business as it is now being conducted (collectively, the "Yifan Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of Yifan, threatened, regarding suspension or cancellation of any of Yifan Permits. Yifan is not in conflict with, or in default or violation of (a) any Law applicable to Yifan or by which any of its' properties is bound or subject or (b) any of the Yifan Permits, except for any such conflicts, defaults or violations which would not have a Yifan Material Adverse Effect.

      g. Financial Statements. Attached hereto as Exhibit "I", the text of which is hereby incorporated herein by reference, are the audited financial statements of Yifan as of December 31, 1999 containing the balance sheet of Yifan and the related statements of operations, cash flows and shareholders' equity for the period then ended, together with unaudited interim financial statements for the period ended June 30, 2000 (the "Yifan Financial Statements"). The Yifan Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Yifan throughout the period indicated, and fairly present the consolidated financial position of Yifan as of the dates thereof. Schedule "I-1" attached hereto describes every sale of Yifan Common that has occurred subsequent to the date of the unaudited interim financial statements and Schedule A-1 includes the required information with respect to each such Stockholder. Except as described in the notes to the Yifan Financial Statements and Schedule I-1, Yifan has not

     (1) issued any options or other rights to acquire any common stock or other securities of Yifan to any person;

     (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its' issued and outstanding shares of capital stock;

     (3) paid or agreed to pay any consideration in redemption of any of its' issued and outstanding capital stock; or

     (4) entered into any other transaction or agreement which would, or might, materially impair its' shareholders' equity as reflected in such financial statements.

      h. No Undisclosed Liabilities. There are no liabilities of Yifan of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities fully reflected or reserved against on the Yifan Financial Statements; and liabilities which, individually or in the aggregate, would not have a Yifan Material Adverse Effect.

      i. Absence of Certain Changes or Events. Except as and to the extent disclosed herein since June 30, 2000, there has not been any significant change by Yifan in its' accounting methods, principles or practices or any circumstance which would constitute a Yifan Material Adverse Effect.

      j. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against Yifan or any properties or rights of Yifan and Yifan is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

      k. Taxes. Yifan has filed all federal, state and local tax returns required by law, or has filed proper extensions, and has paid all Taxes, assessments and penalties due and payable. The provisions for Taxes, if any, reflected in the most recent balance sheet included in the Yifan Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to Taxes of any nature payable by Yifan.

      l.  Brokers.  No broker,  finder or  investment  banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of Yifan except for fees consisting of 179,921 shares of New Common that will be issued 5 of the individuals identified in Exhibit H as compensation for financial consulting services rendered in connection with the transaction contemplated hereby. Exhibit H sets forth a true and complete list of persons who are entitled to receive consulting fees or other compensation from Yifan in connection with the execution and performance of this Agreement, showing for each such person the person's name, address, social security number and the number of shares of New Common issuable as compensation.

      m. Yifan Corporate Action. The Board of Directors of Yifan has by the unanimous vote of all directors present (a) determined that the transaction contemplated hereby is advisable and fair and in the best interests of Yifan and its' Shareholders, (b) approved the transaction contemplated hereby in accordance with the applicable provisions of New York law, (c) recommended the approval of this Agreement by the Shareholders (d) obtained the unanimous approval of all Shareholders of a resolution approving the transactions contemplated in this Agreement; and (e) obtained written Investment Representation Letters from all of the Shareholders.

      n. Environmental Laws and Regulations. (a) Yifan is in material compliance with all applicable federal, state and local laws and regulations and common law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata (collectively, "Environmental Laws")), which compliance includes, but is not limited to, the possession by Yifan of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; Yifan has not received notice of, or, to the knowledge of Yifan, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law ("Environmental Claim"); and to the knowledge of Yifan, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

      There are no Environmental Claims that are pending or, to the knowledge of Yifan, threatened against Yifan, or, to the knowledge of Yifan, against any person or entity whose liability for any Environmental Claim Yifan has or may have retained or assumed either contractually or by operation of law.

      To the knowledge of Yifan, there are no circumstances that could form the basis for an Environmental Claim against Yifan, or against any person or entity whose liability for any Environmental Claim Yifan has or may have retained or assumed either contractually or by operation of law.

      o.    Intellectual  Property Rights. Yifan has good and marketable title
            ------------------------------
to all patents, know-how, trade secrets, trademarks and other intellectual properties required for operation of its' business, including but not limited to:

     o Full unencumbered and unrestricted ownership of the internet domain name "yifan.com," together with the existing Chinese language internet portal site operating under such domain name and all of the software source code, computer programs, business processes, trademarks, copyrights and other intellectual property incorporated therein or necessary for the operation thereof;

     o Full unencumbered and unrestricted ownership of the internet domain name "yifan.net," together with the existing Chinese language internet portal site operating under such domain name and all of the software source code, computer programs, business processes, trademarks, copyrights and other intellectual property incorporated therein or necessary for the operation thereof;

     o Full unencumbered and unrestricted ownership of the internet domain name "yifannet.com," together with the existing Chinese language internet portal site operating under such domain name and all of the software source code, computer programs, business processes, trademarks, copyrights and other intellectual property incorporated therein or necessary for the operation thereof;

     o Full unencumbered and unrestricted ownership of the internet domain name "yifanbbs.com," together with the existing bulletin board service operating under such domain name and all of the software source code, computer programs, business processes, trademarks, copyrights and other intellectual property incorporated therein or necessary for the operation thereof;

     o Full unencumbered and unrestricted ownership of the internet domain name "gotofind.com," together with the existing Chinese language internet search engine operating under such domain name and all of the software source code, computer programs, business processes, trademarks, copyrights and other intellectual property incorporated therein or necessary for the operation thereof;

     o Full unencumbered and unrestricted ownership of the "E-Omninet" e-mail, file management and web hosting service together with all of the software source code, computer programs, business processes, trademarks, copyrights and other intellectual property incorporated therein or necessary for the operation thereof;

     o Full unencumbered and unrestricted ownership of the internet domain name "Yifansoft,com" and associated software development activities together with all of the software source code, computer programs, business processes, trademarks, copyrights and other intellectual property incorporated therein or necessary for the operation thereof;

     o All user service agreements, user records and customer lists of yifan.com, yifan.net, yifannet.com, yifanbbs.com, gotofind.com, E-Omninet and Yifansoft, together with all of the user file archives, computer programs, business processes, trademarks, copyrights and other intellectual property incorporated therein or necessary for the operation thereof;

Such  intellectual  properties  are  free  and  clear  of  all  liens,  charges, encumbrances, or restrictions, however characterized. All of the contracts, leases, subleases, patents, copyrights, licenses and agreements, however characterized, under which Yifan holds such intellectual properties are in full force and effect. Yifan is not in default under any of the material terms or provisions of any contracts, leases, subleases, patents, copyrights, licenses or agreements under which Yifan holds its' intellectual properties. There are no known claims against Yifan concerning its' rights under the leases, subleases, patents, copyrights, licenses and agreements and concerning its' right to continued possession of the intellectual properties.

     p.     Survival   of   Representations   and   Warranties.   All  of  the
            ---------------------------------------------------
representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three (3) years from the Closing Date.

      4.    REPRESENTATIONS   AND   WARRANTIES   BY  THE   SHAREHOLDERS.   The
Shareholders hereby jointly and severally warrant to the Company:

      a. The Shareholders have full power and authority to exchange the Yifan Common held by them upon the terms and conditions provided for in this Agreement, and when delivered to the Company in accordance with the terms of this Agreement, the Yifan Common will be free and clear of any lien or other encumbrance.

      b. The Shareholders acknowledge that they have been advised that the Company will not have the corporate authority under Delaware law to issue shares of New Common to the Shareholders on the Closing Date specified in Section 5 of this Agreement and that the actual issuance and delivery of such shares of New Common to the Shareholders will be contingent on the effectiveness of a previously filed Amendment to the Company's Certificate of Incorporation that was duly adopted and filed in accordance with Delaware law, but will not become effective until 12:01 a.m. on September 30, 2000.

      c. The Shareholders are acquiring stock of the Company solely for their own account, for investment, and not with a view to any subsequent
"distribution" thereof within the meaning of that term as defined in the Securities Act. The Shareholders understand that the stock of the Company has not been registered under the Securities Act or securities laws of any State ("State Act") by reason of the specific exemptions therefrom, which exemptions depend in part upon the Shareholders subjective investment intent as expressed herein. In furtherance of the foregoing, each Shareholder has executed and delivered to the Company an Investment Representation Letter in the form set forth in Exhibit A attached hereto.

      d. Each of the Shareholders desires to join in this Agreement as a party and to be bound by all of the terms and conditions set forth herein. In furtherance of the foregoing, each Shareholder has executed and delivered to the Company a Reorganization Agreement Signature Page in the form set forth in Exhibit A attached hereto

The Shareholders represent and warrant that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three (3) years from the Closing Date.

      5. CLOSING DATE. The final closing of this Agreement shall take place in New York, New York on July 30, 2000, or at such other reasonable time and place as the parties hereto shall agree upon.

      6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder shall be subject to the following conditions:

      a. The Company shall not have discovered any material error, misstatement or omission in any of the representations and warranties made by Yifan or the Shareholders herein and all the terms and conditions of this Agreement to be performed and complied with have been performed and complied with.

      b. There shall have been no material adverse changes in the financial condition, business or operations of Yifan taken as a whole from June 30, 2000 until the Closing Date, except for changes resulting from operations in the usual and ordinary course of its' business, and between such dates no business and assets of Yifan shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, condemnation of any assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.

      c. There shall have been no material adverse changes in the financial condition, business or operations of Yifan, except for immaterial changes resulting from operations in the usual ordinary course of the business.

      d. The Company shall have received the opinion of legal counsel for Yifan, to the effect that:

     (1) Yifan is a corporation duly organized, validly existing and in good standing under the laws of New York and has the power and authority to own its' properties and to carry on its' business in the State of New York as of the Closing Date;

     (2) The outstanding Yifan Common is validly issued, fully paid and nonassessable;

     (3) This Agreement has been duly executed and delivered by Yifan and the Shareholders and constitutes a legal, valid and binding obligation of Yifan and the Shareholders enforceable in accordance with its' terms.

      7. CONDITIONS TO THE OBLIGATIONS OF YIFAN AND THE SHAREHOLDERS. The obligations of the Yifan and the Shareholders hereunder are subject to the following conditions:

      a. Yifan and the Shareholders shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

      b. There shall have been no material adverse changes in the financial condition, business or operations of the Company, from June 30, 2000 until the Closing Date, except for changes resulting from those operations in the usual ordinary course of the business.

      c. Yifan and the Shareholders shall have received the opinion of legal counsel for the Company, to the effect that:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power to own and operate its' properties wherever the same shall be located as of the Closing Date;

     (2) The New Common of the Company which was issued and outstanding prior to the Closing Date of this Agreement has been (a) issued pursuant to a valid claim of exemption under Section 4(2) of the Securities Act, (b) issued pursuant to an effective registration statement under the Securities Act, or (c) issued in violation of the applicable registration requirements of the Securities Act, but at a date sufficiently remote from the Closing Date that that purchasers of such shares are precluded from initiating or maintaining an action in law or in equity based on the sale and issuance of such shares;

     (3) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its' terms;

     (4) The Amendment to the Company's Certificate of Incorporation, which will automatically become effective at 12:01 a.m. on September 30, 2000, has been duly proposed by the board of directors, approved by holders of a majority of the Company's issued and outstanding stock and filed in the office of the Secretary of State of Delaware.

     (5) When the Amendment becomes effective in accordance with Delaware law, the Company will have all necessary authority to deliver 11,994,750 shares of New Common to the Shareholders in accordance with this Agreement;

     (6) When the New Common is delivered to the Shareholders pursuant to the terms of this Agreement, such shares will be validly issued, fully paid and nonassessable;

     (7) The transaction contemplated qualifies as a tax-free reorganization under ss.368(a)(1)(B) of the Internal Revenue Code and related regulations thereunder and the receipt of New Common by the Shareholders on the effective date of the Amendment will not give rise to a taxable event; and

     (8) The Old Common of the Company is fully registered under the Exchange Act and the Company has, for the preceding 12 months, filed all reports required to be filed under Sections 12 and 15 of the Exchange Act.

      8. ACTIONS AT THE CLOSING. At the closing of this Agreement, the Shareholders will each deliver, or cause to be delivered to the Company, the Reorganization Agreement Signature Page specified in Section 4(c) of this Agreement, the Investment Representation Letter specified in Section 4(d) of this Agreement and certificates for the shares of Yifan stock to be exchanged in accordance with this Agreement, duly endorsed to the Company. In addition to the above-mentioned delivery of documents by the Shareholders, the following will take place at the final closing.

      Yifan and the Shareholders will deliver to the Company:

     (1)    The  opinion  of legal  counsel  for  Yifan,  as  provided  for in
     Section 6(d) hereof;

     (2) A certificate of corporate good standing for Yifan from the Secretary of State of the State of New York which shall be dated no more than sixty
     (60) days prior to the Closing Date;

     (3) A certificate by a principal officer of Yifan that each of the representations and warranties of Yifan and the Shareholders, respectively, are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company which are to be performed by Yifan and the Shareholders have been performed as of the Closing Date.

      Concurrently, the Company will deliver to Yifan and the Shareholders:

     (1) Receipts in the form attached hereto as Exhibit "J" which evidence the Shareholders' fully-paid right to receive certificates representing an aggregate of 11,994,750 shares of the Company's New Common on the effective date of the Amendment;

     (2) Receipts in the form attached hereto as Exhibit J which evidence the fully-paid right of certain consultants to receive certificates representing an aggregate of 179,921 shares of the Company's New Common on the effective date of the Amendment;

     (3) Duly certified copies of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement;

     (4)    The opinion  legal  counsel for the  Company,  as provided  for in
     Section 7(c) hereof;

     (5) A certificate executed by a principal officer of the Company attesting that the foregoing representations and warranties of the Company are true and correct as of the Closing Date and that all of the conditions to the obligations of Yifan and the Shareholders which are to be performed by the Company have been performed as of the Closing Date;

     (6) A certificate of corporate good standing for the Company from the Delaware Secretary of State which shall be dated no more than 60 days prior to the Closing Date;

     (7) Duly executed resignations of all existing officers of the Company, effective as of 8:00 a.m. on the Closing Date;

     (8) Duly certified copies of corporate resolutions (a) appointing a slate of executive officers designated by Yifan to serve as officers of the Company, effective as of 8:00 a.m. on the Closing Date; and (b) appointing four persons designated by Yifan to serve as members of the Company's board of directors commencing as of 8:00 a.m. on the eleventh day after the Company mails to stockholders the Information Statement required by Section 14(f) of the Exchange Act.

      9. ACTIONS SUBSEQUENT TO CLOSING. The Company hereby undertakes to use all reasonable efforts to make the following filings with the SEC at the time and in the manner herein specified.

     a. Within 5 days after the execution of this Agreement, the Company shall file with the SEC and promptly distribute to its' stockholders an "Information Statement Pursuant to Section 14(f) of the Exchange Act" which discloses that effective on the 10th day after the mailing thereof, four individuals selected by Yifan will be appointed to the Board of Directors;

     b. Within 15 days after the execution of the Agreement, the Company shall file with the SEC a Current Report on Form 8-K that provides detailed information on the transactions contemplated hereby, including audited and unaudited historical financial information on Yifan and unaudited pro forma financial information;

     c. Within 20 days after the execution of the Agreement, the Company shall file with the SEC an "Information Statement Pursuant to Section 14(c) of the Exchange Act" that provides the detailed disclosure on the Amendment to the Company's Certificate of Incorporation;

     d. After the Company has responded to any comments from the SEC's staff and is legally authorized to mail to its' stockholders the "Information Statement Pursuant to Section 14(c) of the Exchange Act," the Company shall to take such additional action as may be necessary to change the effective date of the Amendment to the date which is 20 days after the mailing date of the Information Statement;

      10. ISSUANCE OF NEW COMMON. On the effective date of the Amendment, or as soon thereafter as practicable, the Company will issue and deliver certificates evidencing the ownership of 11,994,750 shares of the Company's New Common to the Shareholders identified in Schedule A-1. Concurrently, the Company shall issue and deliver certificates evidencing the ownership of 179,921 shares of the Company's New Common to the financial consultants identified in Schedule H-1. Concurrently, Capston will transfer 89,961 shares of the Company's New Common to the financial consultants identified in Schedule H-1.

      11. CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, Yifan shall conduct its' business in the same manner in which it has heretofore been conducted and the Shareholders will not permit Yifan to (1) enter into any contract, other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to the Shareholders without first obtaining the written consent of the Company. Likewise, between the date hereof and the date when Yifan's nominees are actually seated as members of the Board of Directors, the Company will not (1) enter into any contract, other than in the ordinary course of business, (2) declare or make any distribution in the nature of a dividend or return of capital to its' shareholders without first obtaining the written consent of the Shareholders, or (3) take any action to Amend its' Certificate of Incorporation or modify in any respect the previously filed Amendment thereto.

      12. BOARD OF DIRECTORS. Promptly after compliance with Section 14(f) of the Exchange Act, the Board of Directors of the Company shall have a meeting, at which the present directors of the Company shall elect as members of the Company's Board of Directors, in accordance with the By-Laws of the Company, four individuals nominated by Yifan. Such new directors shall serve as members of the Board of Directors until the next annual meeting of the stockholders or until their successors are elected and qualified.

      13. FUTURE REGISTRATION OF COMMON STOCK. The Shareholders understand that because the New Common has not been registered under the Act or any state Act, they must hold the New Common indefinitely, and cannot dispose of any or all of the New Common unless such New Common is subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. The Shareholders acknowledge and understand that they have no independent right to require the Company to register the shares of New Common. The Shareholders further understand that the Company may, as a condition to the transfer of any of New Common, require that the request for transfer by a Shareholder be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, provided at such Shareholder's expense, to the effect that the proposed transfer does not result in violation of the Securities Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Securities Act and is in compliance with all applicable State Acts.

      Notwithstanding the generality of the foregoing, the Company agrees that all Shareholders who are not officers, directors or 10% stockholders of the Company after the closing of the transaction evidenced hereby shall be entitled to join in and have their shares of New Common registered by any registration statement under the Securities Act that is subsequently filed by the Company for the purpose of facilitating the piggy-back and demand registration rights held by holders of the selling agent's warrants. The Shareholders will not have any right to require the Company to file such a registration statement on their behalf, but if such a Registration Statement is filed on behalf of the holders of selling agent's warrants, then the Shareholders shall be entitled to join in such registration statement.

      14. TRANSFERABILITY. All certificates for shares of New Common which are issued to the Shareholders pursuant to the terms of this Agreement shall be restricted securities within the meaning of Regulation D promulgated under
Section 4(2) of the Securities Act. The Company shall issue stop transfer instructions to the transfer agent for its' New Common with respect to the of New Common and shall place the following legend on the certificates representing such of New Common:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A TRANSACTION EFFECTED IN RELIANCE UPON SECTION 4(2) OF THE ACT AND RULE 506 OF REGULATION D PROMULGATED THEREUNDER AND HAVE NOT BEEN THE SUBJECT OF A REGISTRATION STATEMENT UNDER THE ACT OR ANY STATE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR APPLICABLE EXEMPTION THEREFROM UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES ACT."

      15. ACCESS TO INFORMATION. Either previously or concurrently herewith, the Company has delivered to Yifan and the Shareholders correct and complete copies of all documents and records requested by them. In addition, Yifan and the Shareholders have had the opportunity to ask questions of, and receive answers from, officers and directors of the Company, and persons acting on its' behalf concerning the terms and conditions of the Agreement, and have received sufficient information relating to the Company to enable them to make an informed decision with respect to the acquisition of the New Common.

      16. NO SOLICITATION. At no time were Yifan or the Shareholders presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with its' acquisition of the New Common.

      17. EXPENSES. The Shareholders, Yifan and the Company shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated. The Shareholders shall pay all other fees and expenses incurred by them or by Yifan by reason of this Agreement and the proposed transactions contemplated hereby.

      18. ATTORNEYS FEES. In the event of any litigation among the parties related to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs to be fixed by the Court, said fees to include appeal and collection of judgment.

      19. ARBITRATION. All disputes concerning this Agreement or the transactions contemplated herein will be submitted to binding arbitration in New York, New York, in accordance with the rules of the American Arbitration
Association. The decisions of the Arbitrator must be delivered in writing accompanied by written findings of fact and conclusions of law. Any court of competent jurisdiction may enter judgment upon the Arbitrator's awards. The prevailing party, as part of its' damages, shall be entitled to recover its' reasonable attorneys fees and expenses incurred in such arbitration from the losing party.

      20.   MISCELLANEOUS.

      a.  This  Agreement  shall  be  controlled,   construed  and  enforced  in
accordance with the laws of the State of Delaware without giving effect to conflict of laws principles thereof.

      b. This Agreement may not be assigned by any party without prior written consent of the others.

      c. All Section headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures.

      d. This Agreement incorporates the term of all prior agreements and sets forth the entire understanding between the parties. No amendments hereto shall be valid unless made in writing and signed by the parties hereto.

      e. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of Yifan and the Shareholders and upon the successors and assigns of the Company.

      f. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail as follows:

     To the Company and/or Capston:

     1612 North Osceola
     Clearwater, Florida 33755

     To Yifan and/or the Shareholders:
     41-60 Main Street, Suite 210
     Flushing, Queens, New York 11355

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Yifan Communications, Inc.                   Yifan.com, Inc.

By:           /s/                            By:           /s/
    --------------------------                   -------------
    Sally A. Fonner, President                   Yifan He, President

Shareholders Identified In Schedule A-1

By:           /s/
    -------------
    Yifan He, Attorney in Fact


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